Exhibit 99.1

LKQ Corporation Announces 2008 Financial Results and

2009 Financial Guidance

Chicago, IL—February 26, 2009—LKQ Corporation (NASDAQ: LKQX) today announced results for its fourth quarter and full year ended December 31, 2008.

Net income for the fourth quarter of 2008 was $13.0 million and diluted earnings per share was $0.09. For the full year of 2008, net income was $99.9 million and diluted earnings per share was $0.71. Excluding the effect of restructuring expenses totaling $1.9 million in the fourth quarter of 2008 and $8.6 million in the full year of 2008, diluted earnings per share would have been $0.10 and $0.75 for the quarter and full year, respectively.

“I am proud of the results we were able to achieve in 2008, given the impact the economic downturn had on collision repairs and the extreme volatility we saw in commodity prices. We increased 2008 earnings per share by 36%, excluding the effect of restructuring expenses, despite very challenging economic trends,” commented Joseph Holsten, President and Chief Executive Officer. “Our results demonstrate the strength of our market position as the leading provider of alternative collision repair parts for passenger vehicles.”

2008 Reported Results

For the fourth quarter of 2008, revenue totaled $470.3 million compared with $414.7 million for the fourth quarter of 2007, an increase of 13.4%. Organic revenue growth for the quarter was 0.7%. Net income for the fourth quarter of 2008 was $13.0 million compared with $21.5 million in the fourth quarter of 2007, a decline primarily attributable to $11.8 million in operating losses in LKQ’s self-service recycle operations as a result of a steep decrease of commodity prices over a short time frame.

For the full year of 2008, revenue totaled $1.9 billion compared with $1.1 billion for the prior year, an increase of 71.9%. The majority of the revenue growth during 2008 was attributable to LKQ’s purchase of Keystone on October 12, 2007. Assuming LKQ owned Keystone for all of fiscal 2007, pro forma organic revenue growth was 8.8%. Net income for the full year of 2008 was $99.9 million compared with $65.9 million for the prior year, an increase of 51.6%.

Balance Sheet and Liquidity

As of December 31, 2008, LKQ’s balance sheet reflected cash and equivalents of $79.1 million and long-term debt, including the current portion, of $642.9 million. Included in total long-term debt was $5.3 million of borrowings on the company’s $115 million revolving credit facility. Availability under the revolving credit facility was further reduced by $23.2 million for letters of credit.

Business Acquisitions

During 2008, LKQ acquired three separate heavy-duty truck recycled parts businesses in Houston, Chicago and Toledo, a large multi-location self-service auto recycler in California, and two wholesale automobile recyclers in Ontario, Canada. Collectively, the businesses acquired had approximately $152 million of historical annual revenue.

Additionally, in early 2009, the company acquired a heavy-duty truck recycled parts business in Tampa and a wholesale automobile salvage business in the Raleigh/Durham market with combined historical annual revenue of $13 million.

Company Outlook

“In light of the current economic environment and its impact on collision repair trends, we anticipate organic revenue for 2009, excluding the Other Revenue category, to grow at a rate of 6% to 8%,” said Mr. Holsten. “While the economy will likely dampen our near-term growth rates, the long-term trends are positive and are likely to lead to an increase in the usage rates of alternative parts, in general, and LKQ’s market share. Our strong balance sheet and positive free cash flow will support our leadership position.”

In light of current conditions and excluding any restructuring expenses, LKQ anticipates full year 2009 net income will be in the range of $114 million to $123 million and earnings per share will be in the range of $0.80 to $0.86.

Net cash provided by operating activities for 2009 is projected to be over $145 million. The company estimates capital expenditures related to property and equipment, excluding expenditures for acquiring businesses, will be between $75 million to $80 million. Maintenance or replacement capital expenditures are expected to be slightly less than 20% of the total for 2009.

LKQ is also providing quarterly guidance for the first quarter of 2009. Excluding any restructuring expenses, net income is projected to be between $30 million to $32 million and diluted earnings per share is anticipated to be approximately $0.21 to $0.22 per share.

Weighted average diluted shares outstanding are anticipated to be approximately 143 million for 2009. Share numbers are estimates and will be affected by factors such as future stock issuances, the number of options exercised in subsequent periods, and changes in stock price.

2008 Earnings and 2009 Financial Guidance Conference Call

LKQ will host a conference call and audio webcast to discuss its fourth quarter and full year 2008 financial results and its 2009 financial guidance on Thursday February 26, 2009 at 10:30 a.m. Eastern Time. The live audio webcast can be accessed on the internet at www.lkqcorp.com in the Investor Relations section. To participate in the conference call, please dial (877) 705-6008 or (201) 689-8481 if calling outside of the U.S.

A replay of the conference call will be available on the company’s website approximately two hours after the live presentation and will remain on the site for approximately one month. To access the telephonic replay, dial (877) 660-6852 or (201) 612-7415 and enter pass code: 314510.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled OEM products and refurbished OEM collision replacement products such as wheels, bumper covers and lights used to repair light vehicles. LKQ operates approximately 280 facilities offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light–duty trucks and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new OEM replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacements parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•	increasing competition in the automotive parts industry;

•	our ability to increase or maintain revenue and profitability at our facilities;

•	uncertainty as to our future profitability on a consolidated basis;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap and other metals that could adversely affect our financial results;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	the risk that Keystone’s business will not be integrated successfully or that we will incur unanticipated costs of integration;

•	claims by original equipment manufacturers that attempt to restrict or eliminate the sale of aftermarket products;

•	decreases in the supply of end of life and crush only vehicles that we process and sell for scrap; and

•	other risks that are described in our Form 10-K filed February 29, 2008 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on the forward looking statements. We assume no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made except as required by law.

Contact:

Sarah Lewensohn

Director, Investor Relations

(312) 621-2793

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

( In thousands, except per share data )

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenue	$470,300	$414,735	$1,937,301	$1,126,825
Cost of goods sold	272,568	229,621	1,080,632	621,076

Gross margin	197,732	185,114	856,669	505,749
Facility and warehouse expenses	50,862	40,145	187,645	116,577
Distribution expenses	43,332	39,995	180,063	108,185
Selling, general and administrative expenses	65,191	54,874	251,982	140,843
Restructuring expenses	1,866	388	8,589	388
Depreciation and amortization	8,665	6,550	30,694	17,099

Operating income	27,816	43,162	197,696	122,657
Other expense (income):
Interest expense, net	8,633	9,945	35,537	16,012
Other income, net	(710)	(483)	(1,429)	(1,626)

Total other expense	7,923	9,462	34,108	14,386

Income before provision for income taxes	19,893	33,700	163,588	108,271
Provision for income taxes	6,929	12,168	63,689	42,370

Net income	$12,964	$21,532	$99,899	$65,901

Net income per share:
Basic	$0.09	$0.16	$0.73	$0.58

Diluted	$0.09	$0.16	$0.71	$0.55

Weighted average common shares outstanding:
Basic	139,488	133,401	136,488	114,161

Diluted	142,378	138,848	141,023	119,937

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Year Ended December 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$99,899	$65,901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,421	18,018
Stock-based compensation expense	5,498	3,039
Deferred income taxes	13,535	4,304
Excess tax benefit from share-based payment arrangements	(12,547)	(19,257)
Other adjustments	3,352	286
Changes in operating assets and liabilities, net of effects from purchase transactions:
Receivables	(15,026)	(11,026)
Inventory	4,232	(35,134)
Prepaid income taxes/income taxes payable	8,960	17,000
Accounts payable	(4,785)	6,877
Other operating assets and liabilities	(3,578)	4,361

Net cash provided by operating activities	132,961	54,369

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(66,908)	(38,401)
Proceeds from disposal of assets	2,206	602
Cash used in acquisitions	(74,208)	(868,022)

Net cash used in investing activities	(138,910)	(905,821)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	10,402	12,080
Proceeds from the sale of common stock	—	349,529
Repurchase and retirement of redeemable common stock	—	(1,125)
Excess tax benefit from share-based payment arrangements	12,547	19,257
Debt issuance costs	(219)	(12,832)
(Repayments) Borrowings under term loans	(9,957)	650,984
Net repayments of long-term debt	(980)	(96,264)

Net cash (used in) provided by financing activities	11,793	921,629

Effect of exchange rate changes on cash and equivalents	(1,018)	33

Net increase in cash and equivalents	4,826	70,210

Cash and equivalents, beginning of period	74,241	4,031

Cash and equivalents, end of period	$79,067	$74,241

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2008	2007
Assets

Current Assets:
Cash and equivalents	$79,067	$74,241
Receivables, net	148,422	125,572
Inventory	332,756	320,238
Deferred income taxes	19,644	18,809
Prepaid income taxes	21,164	6,344
Prepaid expenses	7,865	8,088

Total Current Assets	608,918	553,292

Property and Equipment, net	258,956	217,059
Intangibles	994,957	900,832
Other Assets	18,973	21,472

Total Assets	$1,881,804	$1,692,655

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$65,411	$68,871
Accrued expenses	75,135	73,172
Deferred revenue	4,733	4,844
Current portion of long-term obligations	21,934	16,936

Total Current Liabilities	167,213	163,823

Long-Term Obligations, Excluding Current Portion	620,940	641,526
Deferred Income Tax Liability	43,518	25,607
Other Noncurrent Liabilities	29,627	11,922

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 139,921,410 and 134,149,066 shares issued at December 31, 2008 and December 31, 2007, respectively	1,399	1,341
Additional paid-in capital	790,933	705,778
Retained earnings	241,938	142,039
Accumulated other comprehensive income (loss)	(13,764)	619

Total Stockholders’ Equity	1,020,506	849,777

Total Liabilities and Stockholders' Equity	$1,881,804	$1,692,655

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Three Months Ended December 31,
Operating Highlights	2008		2007
		% of Revenue		% of Revenue	Change	% Change
Revenue	$470,300	100.0%	$414,735	100.0%	$55,565	13.4%
Cost of goods sold	272,568	58.0%	229,621	55.4%	42,947	18.7%

Gross margin	197,732	42.0%	185,114	44.6%	12,618	6.8%
Facility and warehouse expenses	50,862	10.8%	40,145	9.7%	10,717	26.7%
Distribution expenses	43,332	9.2%	39,995	9.6%	3,337	8.3%
Selling, general and administrative expenses	65,191	13.9%	54,874	13.2%	10,317	18.8%
Restructuring expenses	1,866	0.4%	388	0.1%	1,478	*
Depreciation and amortization	8,665	1.8%	6,550	1.6%	2,115	32.3%

Operating income	27,816	5.9%	43,162	10.4%	(15,346)	-35.6%
Other expense (income):
Interest expense, net	8,633	1.8%	9,945	2.4%	(1,312)	-13.2%
Other income, net	(710)	-0.2%	(483)	-0.1%	(227)	47.0%

Total other expense	7,923	1.7%	9,462	2.3%	(1,539)	-16.3%

Income before provision for income taxes	19,893	4.2%	33,700	8.1%	(13,807)	-41.0%
Provision for income taxes	6,929	1.5%	12,168	2.9%	(5,239)	-43.1%

Net income	$12,964	2.8%	$21,532	5.2%	$(8,568)	-39.8%

Net income per share:
Basic	$0.09		$0.16		$(0.07)	-43.8%

Diluted	$0.09		$0.16		$(0.07)	-43.8%

Weighted average common shares outstanding:
Basic	139,488		133,401		6,087	4.6%

Diluted	142,378		138,848		3,530	2.5%

*	Not meaningful

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Year Ended December 31,
Operating Highlights	2008		2007
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,937,301	100.0%	$1,126,825	100.0%	$810,476	71.9%
Cost of goods sold	1,080,632	55.8%	621,076	55.1%	459,556	74.0%

Gross margin	856,669	44.2%	505,749	44.9%	350,920	69.4%
Facility and warehouse expenses	187,645	9.7%	116,577	10.3%	71,068	61.0%
Distribution expenses	180,063	9.3%	108,185	9.6%	71,878	66.4%
Selling, general and administrative expenses	251,982	13.0%	140,843	12.5%	111,139	78.9%
Restructuring expenses	8,589	0.4%	388	0.0%	8,201	*
Depreciation and amortization	30,694	1.6%	17,099	1.5%	13,595	79.5%

Operating income	197,696	10.2%	122,657	10.9%	75,039	61.2%
Other expense (income):
Interest expense, net	35,537	1.8%	16,012	1.4%	19,525	121.9%
Other income, net	(1,429)	-0.1%	(1,626)	-0.1%	197	-12.1%

Total other expense	34,108	1.8%	14,386	1.3%	19,722	137.1%

Income before provision for income taxes	163,588	8.4%	108,271	9.6%	55,317	51.1%
Provision for income taxes	63,689	3.3%	42,370	3.8%	21,319	50.3%

Net income	$99,899	5.2%	$65,901	5.8%	$33,998	51.6%

Net income per share:
Basic	$0.73		$0.58		$0.15	25.9%

Diluted	$0.71		$0.55		$0.16	29.1%

Weighted average common shares outstanding:
Basic	136,488		114,161		22,327	19.6%

Diluted	141,023		119,937		21,086	17.6%

*	Not meaningful

The following unaudited table reconciles EBITDA to net income:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(In thousands)

Net income	$12,964	$21,532	$99,899	$65,901
Depreciation and amortization	9,423	7,085	33,421	18,018
Interest expense, net	8,633	9,945	35,537	16,012
Provision for income taxes	6,929	12,168	63,689	42,370

Earnings before interest, taxes, depreciationand amortization (EBITDA)	$37,949	$50,730	$232,546	$142,301

EBITDA as a percentage of revenue	8.1%	12.2%	12.0%	12.6%

We have typically provided a reconciliation of Net income to EBITDA as we believe it provides investors, security analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by security analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results.

The following unaudited table compares certain revenue categories:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(In thousands)		(In thousands)

Included in Consolidated Income Statementsof LKQ Corporation

Recycled and related products and services	$171,765	$138,009	$660,731	$535,907
Aftermarket, other new and refurbished products	252,072	229,612	998,690	409,427
Other	46,463	47,114	277,880	181,491

	$470,300	$414,735	$1,937,301	$1,126,825

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(In thousands)		(In thousands)

On a Proforma Basis Assuming Keystone Automotive Industries, Inc. included in 2007 Amounts

Recycled and related products and services	$171,765	$138,009	$660,731	$535,907
Aftermarket, other new and refurbished products	252,072	256,871	998,690	989,958
Other	46,463	47,114	277,880	181,491

	$470,300	$441,994	$1,937,301	$1,707,356